UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2025

CAPSTONE HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-33560	86-0585310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5141 W. 122nd Street

Alsip, IL 60803

(Address of principal executive offices)

Registrant’s telephone number, including area code: (708) 371-0660

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0005 per share	CAPS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Exchange Agreement and Certificate of Designation

As previously disclosed, the Chief Executive Officer of Capstone Holding Corp. (the “Company”), Matthew Lipman and the Chairman of the Board of Directors of the Company (the “Board”), Michael Toporek, control Brookstone Partners (“Brookstone”), a private equity group with 25 years of deep expertise in building products investments.

A number of Brookstone entities controlled by Messrs. Lipman and Toporek control over 50% of the Company’s voting stock. In addition, as of September 30, 2025, one Brookstone entity, BP Peptides, LLC (“BP Peptides”), held a note from the Company in the combined principal and interest amount of $847,919.95. As of September 30, 2025, another Brookstone entity, Brookstone Partners Acquisition XXI Corporation (“Brookstone Acquisition”), held a note from the Company in the combined principal and interest amount of $1,089,222.22. Both notes had a maturity date of June 30, 2026.

On September 30, 2025, following approval by the Audit Committee of the Board, the Company and each of BP Peptides and Brookstone Acquisition (collectively, the “Brookstone Lenders”), entered into an Exchange Agreement (the “Exchange Agreement”) whereby the Brookstone Lenders agreed to exchange their notes for shares of the Company’s newly created Series Z 8% Non-Convertible Preferred Stock (the “Series Z Preferred”). Based on the Nasdaq Official Closing Price of the Company’s common stock, $0.0005 par value per share (the “Common Stock”), of $1.32 on the day prior to the parties entering into the Exchange Agreement, BP Peptides will receive 642,276 Series Z Preferred shares and Brookstone Acquisition will receive 825,067 Series Z Preferred shares.

The shares of Series Z Preferred Stock will be issued pursuant to the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended and applicable state securities laws.

On September 30, 2025, following Board approval, the Company filed the Certificate of Designation of Preferences, Rights and Limitations of Series Z 8% Non-Convertible Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware with up to three million five hundred thousand (3,500,000) Series Z Preferred shares being authorized for issuance.

Pursuant to the Certificate of Designation, the Series Z Preferred shares are not convertible into shares of Common Stock, has voting rights of one vote per shares and will vote together as a single class with the Common Stock shareholders. Each share of Series Z Preferred will accrue cumulative dividends at a rate of eight percent (8%) per annum based on the $1.32 stated value per share of the Series Z Preferred, accruing daily and payable, at the sole option of the Board, either in cash or payment-in-kind via the issuance of further shares of Series Z Preferred. The Series Z Preferred shares are redeemable upon the earlier of the seven year anniversary of the issuance of the shares or the occurrence of a fundamental transaction (as defined in the Certificate of Designation).

The foregoing description of the Exchange Agreement and the Certificate of Designation does not purport to be a complete description and is qualified in its entirety by reference to the full text of the of the Exchange Agreement and the Certificate of Designation, copies of which are filed herewith as Exhibits 10.1 and 3.1, respectively, and incorporated by reference herein.

Conversion Price Voluntary Adjustment Notice

As previously disclosed, on July 29, 2025, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with an institutional investor (the “Buyer”), pursuant to which the Company authorized the issuance of senior secured convertible notes to the Buyer, in the aggregate original principal amount of up to $10,909,885, which are being issued with a 8.34% original issue discount (each, a “Convertible Note”). The first Convertible Note was issued in the original principal amount of approximately $3,272,966 (the “Note”). The Convertible Notes are convertible into shares of Common Stock in certain circumstances in accordance with the terms of the Convertible Notes.

Pursuant to an effective registration statement on Form S-1 (File No. 333-289222), the Company registered 4,081,672 shares of Common Stock issuable upon conversion of the Convertible Notes.

As of October 3rd, the conversion price share was $1.00 with regard to $1,363,736 of the principal of the Convertible Note and $1.72 with regard to the balance of the principal of the Convertible Note (collectively, the “Conversion Price”).

On October 5, 2025, pursuant to Section 7(h) of the Note, the Company and the Buyer agreed, pursuant to a Conversion Price Voluntary Adjustment Notice (the “Adjustment Notice”) signed by both parties, to reduce the Conversion Price of the Convertible Note with regard to the entire principal of the Convertible Note to $1.00 starting on October 6, 2025 through the maturity date of the Convertible Note.

Pursuant to the Convertible Note, if the Company sells any shares of Common Stock pursuant to a Permitted ATM (as defined in the Convertible Note) or to Tumim Stone Capital, LLC pursuant to the terms of that certain Common Stock Purchase Agreement dated May 14, 2025, by and between the Company and Tumim Stone Capital, LLC, as such agreement may be modified, amended or supplemented from time-to-time (the “Permitted Equity Line”) the Buyer hall have the right to require the Company to use up to fifty percent (50%) of the gross proceeds raised from such sales (less certain fees) to redeem the amounts owed pursuant to the Convertible Note. As of October 3rd, the redemption price was the greater of (a) 100% of the conversion amount being redeemed and (b) the product of (x) the Conversion Rate (as defined in the Convertible Note) with respect to the conversion amount being redeemed multiplied by (y) the greatest closing sale price of the Common Stock during a certain trading period.

Pursuant to the Adjustment Notice, the Company and the Buyer agreed that the Company is not obligated to redeem the Convertible Note upon sales pursuant to the Permitted ATM or Permitted Equity Line until April 6, 2026. In addition, the redemption price will be 100% of the conversion amount being redeemed.

The foregoing description of the Adjustment Notice does not purport to be a complete description and is qualified in its entirety by reference to the full text of the of the Adjustment Notice, a copy of which is filed herewith as Exhibit 10.2 and incorporated by reference herein.

Item 3.02 Unregistered Sale of Equity Securities.

The applicable disclosures set forth in Item 1.01 above regarding the issuance of the Series Z Preferred shares is hereby incorporated by reference into this Item 3.02.

Item 3.03 Material Modification to Rights of Security Holders.

The applicable disclosures set forth in Item 1.01 above regarding the Series Z Preferred shares and the Certificate of Designation are incorporated by reference into this Item 3.03.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The applicable disclosures set forth in Item 1.01 above regarding the Certificate of Designation are incorporated by reference into this Item 5.03.

Item 8.01. Other Events.

On October 1, 2025, the Company issued a press release announcing the Company’s entrance into the Exchange Agreement. A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Designation of Preferences, Rights and Limitations of Series Z 8% Non-Convertible Preferred Stock
10.1	Exchange Agreement by and among Capstone Holding Corp., BP Peptides, LLC, and Brookstone Partners Acquisition XXI Corporation, dated September 30, 2025
10.2	Conversion Price Voluntary Adjustment Notice, dated October 5, 2025
99.1	Press Release, dated October 1, 2025
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2025	Capstone Holding Corp.

	By:	/s/ Matthew E. Lipman
	Name:	Matthew E. Lipman
	Title:	Chief Executive Officer

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